UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2007 (May 9, 2007)

CERAGENIX PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50470	84-1561463
(State or other jurisdiction	Commission File	(I.R.S. Employer
of incorporation)	Number	Identification number)

1444 Wazee Street, Suite 210, Denver, Colorado 80202
(Address of principal executive offices, including zip code)

(720) 946-6440
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    Other Events

As previously disclosed in its prior filings, in November 2005, Ceragenix Pharmaceuticals, Inc., a Delaware corporation (the “Company”) sold in a private transaction an aggregate of $3,200,000 of promissory notes convertible into shares of its common stock at a conversion price equal to $2.05 per share (the “Convertible Notes”).  The conversion price of the Convertible Notes may be adjusted downward if either a “default” or a “milestone default” (both defined in the agreements) were to occur.  In order for such an adjustment to occur, both (i) a default or a milestone default would have to occur and (ii) the volume weighted average price of the Company’s common stock for the five days preceding the Reporting Date (as defined below)(the “Five Day VWAP”) would have to be less than the then stated conversion price.  The Reporting Date is the date the Company must file its Form 10-KSB, Form 10-QSB or Form 8-K.  In order to meet the milestone requirement for the quarter ending March 31, 2007, the Company needed revenues of at least $6,215,000 and EBITDA of not less than ($3,034,000).  Because the Company is still in its development stage the revenue milestone was not met.  In addition, the Five Day VWAP for the period beginning on May 2, 2007 and ending on May 8, 2007 was $1.92, which is less than the stated conversion price of $2.05 per share.  Since both requirements for an adjustment have been met, as of May 9, 2007, the date the Company’s Form 10-QSB was filed, a milestone default exists and an adjustment of the conversion price of the Convertible Notes is required.  As of May 9, 2007, the conversion price of the Convertible Notes is reduced to $1.92, the Five Day VWAP.  The outstanding Convertible Notes balance was $2,890,833 as of May 9, 2007.

As previously disclosed in its prior filings, in December 2006, the Company sold in a private transaction an aggregate of $5,000,000 of debentures convertible into shares of its common stock at a conversion price equal to $2.26 per share (the “2006 Debentures”).  Amongst other things, the conversion price of the 2006 Debentures may be adjusted downward if the conversion price of the Convertible Notes is reduced.  As stated above, as of May 9, 2007, the conversion price of the Convertible Notes has been reduced to $1.92.  As such, as of May 9, 2007, the conversion price of the 2006 Debentures is reduced to $1.92.

In connection with the 2006 Debentures, the purchasers of the 2006 Debentures received warrants exercisable to purchase an aggregate of 1,162,212 shares of the Company’s common stock at an exercise price of $2.37 per share (the “2006 Debenture Warrants”).  Amongst other things, the exercise price of the 2006 Debenture Warrants may be adjusted downward if the conversion price of the Convertible Notes is reduced.  As stated above, as of May 9, 2007, the conversion price of the Convertible Notes has been reduced to $1.92.  As such, as of May 9, 2007, the exercise price of the 2006 Debenture Warrants is reduced to $1.92.

In addition, upon a reduction in the exercise price of the 2006 Debenture Warrants, they require that the number of shares of the Company’s common stock issuable upon exercise of the 2006 Debenture Warrants be increased to equal the number of shares of the Company’s common stock that would have been issued had the aggregate exercise price payable prior to such adjustment been paid.  With an exercise price of $2.37 per share for an aggregate of 1,162,212 shares, the Company would have received $2,754,442.44 prior to the adjustment.  As a result, the number of shares of common stock issuable upon exercise of the 2006 Debenture Warrants has been increased from 1,162,212 to 1,434,606.

ITEM 9.01    Financial Statements and Exhibits

(a)           Financial statements of business acquired

Not applicable.

(b)           Pro forma financial information

Not applicable.

(c)           Shell Company Transactions

Not applicable.

(d)           Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ceragenix Pharmaceuticals, Inc.

Dated: May 11, 2007	/s/ Jeffrey Sperber
Jeffrey Sperber, Chief Financial Officer